Location/Identification

MINFILE Number: 092F 308

Name(s): **LUPUS 1**
LAKE, ROAD

Status: Showing

Mining Division: Nanaimo
Electoral District: Comox Valley
Forest District: Campbell River Forest District

Regions: British Columbia, Vancouver Island
BCGS Map: 092F074
NTS Map: 092F14E
Latitude: 49 46 57 N
Longitude: 125 12 11 W
Elevation: 213 metres
Location Accuracy: Within 500M

UTM Zone: 10 (NAD 83)
Northing: 5516777
Easting: 341409

Comments: Lake showing is located in gravel pit on west side of road, about one kilometre northwest of Wolf Lake (Assessment Report 13426).

Mineral Occurrence

Commodities: Gold, Silver, Zinc, Copper, Lead

Minerals
Significant: Pyrite, Arsenopyrite, Sphalerite, Chalcopyrite, Galena
Associated: Quartz
Alteration: Clay
Alteration Type: Argillic
Mineralization Age: Unknown

Deposit
Character: Vein
Classification: Hydrothermal, Epigenetic, Epithermal
Type: I06: Cu+/-Ag quartz veins

Host Rock

Dominant Host Rock: Volcanic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Upper Triassic	Vancouver	Karmutsen	-----

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Andesite, Basalt

Geological Setting

Tectonic Belt: Insular
Terrane: Wrangell
Physiographic Area: Vancouver Island Ranges

Inventory

Ore Zone: SAMPLE
Category: Assay/analysis

Year: 1986
Report On: N
NI 43-101: N

Sample Type: Chip

Commodity	Grade
Silver	20.5700 grams per tonne
Gold	4.4200 grams per tonne
Copper	0.1500 per cent
Lead	1.5900 per cent
Zinc	0.6000 per cent

Comments: From a 90 centimetre chip.

Reference: Assessment Report 15034.

Capsule Geology

The Lake showing occurs about 800 metres northwest of the north end of Wolf Lake. The area is underlain primarily by basaltic to andesitic lavas of the Upper Triassic Karmutsen Formation, Vancouver Group. These rocks are mostly massive flows and pillow lavas of partly amygdaloidal basalts, with minor tuffs, volcanic breccias and agglomerates.

The showing was exposed in a rock quarry in 1983. The showing is made up of a vein, up to 9 centimetres wide, that plunges 30 degrees toward 080 degrees. The vein consists of a core of massive sulphides lined with quartz. Sulphides include pyrite, arsenopyrite, sphalerite, minor chalcopyrite and galena. The vein is enveloped by a narrow clay zone that contains broken sulphide-quartz material. This zone is enveloped by a dark grey alteration zone which grades into a more bleached zone which in turn grades into unaltered green Karmutsen volcanics.

A sample of the zone material taken across 0.90 metres assayed 4.42 grams per tonne gold, 20.57 grams per tonne silver, 0.60 per cent zinc, 0.15 per cent copper, 1.59 per cent lead and 0.01 per cent arsenic (Assessment Report 15034). Various selected samples and samples taken across narrower widths contained significantly higher grades of all the above elements.

At the Road showing, 750 metres west-southwest of the Lake showing, a 6 centimetre wide quartz vein contains chalcopyrite and pyrite. A grab sample assayed 21.94 grams per tonne gold, 30.86 grams per tonne silver, and 0.66 per cent copper (Assessment Report 15034).

Bibliography

EMPR ASS RPT *13426, *14442, *15034
EMPR EXPL 1984-168; 1986-C183,C184
EMPR PF (C.J. Westerman, Lupus Gold Property Report, 1986; various maps)
GSC MAP 2-1965; 17-1968; 1386A
GSC OF 463
GSC P 68-50; 72-44; 80-16
GCNL #42(Mar.2),(Apr.10), #149(Aug.5), 1987

Date Coded:	1986/09/17	**Coded By:**	Allan Wilcox(AFW)	**Field Check:**	N
Date Revised:	1990/03/09	**Revised By:**	Garry J. Payie(GJP)	**Field Check:**	N